UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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Filed by a Party other than the Registrant   ☐

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

BIMINI CAPITAL MANAGEMENT, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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3305 Flamingo Drive, Vero Beach, Florida, 32963

April 30, 2010

Dear Stockholder,

You are cordially invited to attend the 2010 Annual Meeting of Stockholders of Bimini Capital Management, Inc. to be held at 8:00 a.m., local time, on June 15, 2010, at the office of Bimini Capital Management, Inc., 3305 Flamingo Drive, Vero Beach, Florida 32963.  We look forward to greeting personally those stockholders that will be able to attend.

The following pages include a formal Notice of Annual Meeting of Stockholders and the Proxy Statement describing the matters expected to be acted upon at the meeting.  We urge you to review these materials carefully and to take part in the affairs of the company by voting on the matters described in the Proxy Statement.

Your vote is important.  Whether you plan to attend the meeting in person or not, we hope you will grant a proxy to vote your shares as soon as possible.  Instructions for voting your shares are on the enclosed proxy card or vote instruction form.  This will ensure representation of your shares if you are unable to attend.  If you attend the meeting, you may continue to have your shares voted as instructed in the proxy or you may withdraw your proxy at the meeting and vote your shares in person.

Sincerely,

/s/ Robert E. Cauley
Robert E. Cauley
Chairman of the Board and Chief Executive Officer

BIMINI CAPITAL MANAGEMENT, INC.
3305 Flamingo Drive
Vero Beach, Florida 32963

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 15, 2010

To Our Stockholders:

We will hold the 2010 Annual Meeting of Stockholders (the “Annual Meeting”) of Bimini Capital Management, Inc., a Maryland corporation (the “Company”), at the office of Bimini Capital Management, Inc., 3305 Flamingo Drive, Vero Beach, Florida 32963, on Tuesday, June 15, 2010, at 8:00 a.m., local time, for the following purposes:

1.	To elect one Class I director to serve until the 2013 Annual Meeting of Stockholders and until his successor is duly elected and qualified;

2.	To consider and act upon a proposal to approve a 2010 Long Term Incentive Compensation Plan;

3.	To ratify the selection of BDO Seidman, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2010; and

4.	To consider and vote upon such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

The Board of Directors has fixed the close of business on April 30, 2010, as the record date for the Annual Meeting. Only holders of record of the Company’s Class A Common Stock and Class B Common Stock as of that date are entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof.  A list of stockholders entitled to vote at the Annual Meeting will be available at the Annual Meeting.

Admission to the Annual Meeting will be by admission ticket only.  If you are a stockholder of record and plan to attend, tear off the admission ticket from the top half of your proxy card and bring it and a photo ID with you so that you may gain admission to the meeting.

If your shares are held through a broker, please contact your broker and request that the broker obtain an admission ticket for you or provide you with evidence of your share ownership, which will gain you admission to the Annual Meeting.

By Order of the Board of Directors,

/s/ Robert E. Cauley
Robert E. Cauley
Chairman of the Board and CEO

Vero Beach, Florida
April 30, 2010

BIMINI CAPITAL MANAGEMENT, INC.
3305 Flamingo Drive
Vero Beach, Florida 32963
(772) 231-1400

PROXY STATEMENT
FOR 2010 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 15, 2010

This Proxy Statement is being furnished to the holders of Class A Common Stock and Class B Common Stock of Bimini Capital Management, Inc., a Maryland corporation (the “Company”), in connection with the solicitation by the Company’s Board of Directors of proxies to be voted at the 2010 Annual Meeting of Stockholders of the Company (the “Annual Meeting”) to be held at the office of Bimini Capital Management, Inc., 3305 Flamingo Drive, Vero Beach, Florida 32963, on Tuesday, June 15, 2010, at 8:00 a.m., local time, or at any postponement or adjournment of the meeting, for the purposes set forth in the accompanying Notice of Annual Meeting.

This Proxy Statement and the enclosed proxy card or vote instruction form are being mailed to stockholders on or about May 14, 2010.  If the enclosed proxy card or vote instruction form is executed and returned, it nevertheless may be revoked by the stockholder at any time prior to its use by filing with the Secretary of the Company a written revocation or a duly executed proxy bearing a later date or by submitting revised instructions to us by telephone or via the Internet, in accordance with the instructions on the enclosed proxy card or vote instruction form, as to how you would like your shares voted.  A stockholder who attends the Annual Meeting in person may revoke his or her proxy at that time and vote in person if so desired.

Admission to the Annual Meeting will be by admission ticket only.  If you are a stockholder of record and plan to attend, tear off the admission ticket from the top half of your proxy card and bring it and a photo ID with you so that you may gain admission to the meeting.  If your shares are held through a broker, please contact your broker and request that the broker obtain an admission ticket for you or provide you with evidence of your share ownership, which will gain you admission to the Annual Meeting.

Unless revoked or unless contrary instructions are given, each proxy that is properly signed, dated and returned or authorized by telephone or Internet in accordance with the instructions on the enclosed proxy card or vote instruction form prior to the start of the Annual Meeting, will be voted as indicated on the proxy card or via telephone or the Internet and if no indication is made, each such proxy will be deemed to grant authority to vote, as applicable:

Proposal 1: FOR the election of the Class I director nominee to serve until the 2013 Annual Meeting of Stockholders and until his successor is duly elected and qualified (the “Class I Director Election Proposal”);

Proposal 2: FOR the approval of the 2010 Long Term Incentive Compensation Plan;

Proposal 3: FOR the ratification of BDO Seidman, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2010 (the “Auditor Proposal”); and

At the discretion of the persons named in the enclosed Proxy Card, on any other matter that may properly come before the Annual Meeting or any adjournment or postponement of the meeting.

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE ELECTION OF THE NOMINEE LISTED UNDER THE CLASS I DIRECTOR ELECTION PROPOSAL, “FOR” THE APPROVAL OF THE 2010 LONG TERM INCENTIVE COMPENSATION PLAN AND “FOR” THE AUDITOR PROPOSAL.

[Missing Graphic Reference]

FREQUENTLY ASKED QUESTIONS

Unless otherwise indicated, all information in this Proxy Statement has been adjusted to give effect to a one-for-ten reverse split of the Company’s Class A and Class B Common Stock effective as of March 12, 2010.  As a result of the stock split, every ten shares of issued and outstanding Class A and Class B Common Stock became one share of issued and outstanding Class A and Class B Common Stock, respectively.

When and where is the Annual Meeting?

The Annual Meeting will be held at the office of Bimini Capital Management, Inc., 3305 Flamingo Drive, Vero Beach, Florida 32963, on Tuesday, June 15, 2010, at 8:00 a.m., local time.

Why am I receiving these proxy materials?

You are receiving these proxy materials in connection with the solicitation by our Board of Directors of proxies to be voted at the 2010 Annual Meeting of Stockholders.

If your shares were registered directly in your name with our transfer agent, Continental Stock Transfer & Trust Company, as of the close of business on April 30, 2010, you are considered a stockholder of record, and we have sent you this Notice of Annual Meeting and Proxy Statement, together with the enclosed proxy card and our 2009 Annual Report.

If your shares were held in the name of a bank, brokerage account or other nominee as of the close of business on April 30, 2010, you are considered a beneficial owner of the shares held in street name. Your bank, broker or other nominee has sent you this Notice of Annual Meeting and Proxy Statement, together with the enclosed vote instruction form and our 2009 Annual Report.

You have the right to direct your bank, broker or other nominee on how to vote your shares by completing and returning the vote instruction form or by instructing your bank, broker or other nominee by following the telephone or Internet voting instructions provided.

What am I voting on?

You are voting on the three proposals summarized below.  Further details of each proposal are included in the next section entitled “Matters to Be Considered at the Annual Meeting.”

▪	Proposal 1: To elect one Class I director (nominee Frank E. Jaumot) to serve until the 2013 Annual Meeting of Stockholders and until his successor is duly elected and qualified;
▪	Proposal 2: To approve the 2010 Long Term Incentive Compensation Plan; and
▪	Proposal 3: To ratify the selection of BDO Seidman, LLP as our independent registered public accounting firm for the year ending December 31, 2010.

What are the recommendations of the Board of Directors on how I should vote my shares?

The Board recommends that you vote your shares as follows:

▪	Proposal 1: FOR the election of the Class I director nominee to serve until the 2013 Annual Meeting of Stockholders and until his successor is duly elected and qualified;
▪	Proposal 2: FOR approval of the 2010 Long Term Incentive Compensation Plan; and
▪	Proposal 3: FOR the ratification of BDO Seidman, LLP as our independent registered public accounting firm for the year ending December 31, 2010.

What are my choices when voting?

▪	Proposal 1: You may cast your vote in favor of the election of the Class I director nominee or you may elect to abstain from voting your shares.
▪	Proposal 2: You may cast your vote for or against approval of the 2010 Long Term Incentive Compensation Plan or you may elect to abstain from voting your shares.
▪	Proposal 3: You may cast your vote in favor of the ratification of BDO Seidman, LLP or you may elect to abstain from voting your shares.

How will my shares be voted if I do not specify how they should be voted?

The Board of Directors is asking for your proxy. Giving your proxy means that you authorize us to vote your shares at the meeting in the manner you direct. If you sign and return the enclosed proxy card, but do not specify how to vote, your shares will be voted as follows:

▪	Proposal 1: FOR the election of the Class I director nominee to serve until the 2013 Annual Meeting of Stockholders and until his successor is duly elected and qualified;
▪	Proposal 2: FOR approval of the 2010 Long Term Incentive Compensation Plan; and
▪	Proposal 3: FOR the ratification of BDO Seidman, LLP as our independent registered public accounting firm for the year ending December 31, 2010.

How do I vote?

You may grant a proxy to vote your shares by any one of the following methods:

▪	By mail: Mark your votes, sign and return the proxy card or vote instruction form in the postage paid envelope provided.
▪	By Internet: Log onto the website indicated on your proxy card or vote instruction form and follow the instructions provided.
▪	By telephone: Call the toll-free number shown on your proxy card or vote instruction form and follow the voice prompts.

Alternatively, you may attend the Annual Meeting in person and use a ballot to cast your vote.  If you grant a proxy by the Internet or by telephone to vote your shares, you do not need to send in the proxy card or vote instruction form.  The deadline for Internet and telephone proxy authorization will be 11:59 PM, Eastern Time, on Thursday, June 10, 2010.  If your shares are held in the name of a bank, broker or other nominee, and you wish to vote your shares at the Annual Meeting, you will need to contact your bank, broker or other nominee to obtain a legal proxy form that you must bring with you to the meeting to exchange for a ballot.

What vote is needed for the proposals to be adopted?

As of the close of business on the record date, April 30, 2010, there were 10,035,654 shares of the Company’s Class A Common Stock and 31,938 shares of the Company’s Class B Common Stock issued and outstanding, representing the only classes of voting stock of the Company issued and outstanding as of such date.  Each holder of Class A Common Stock and each holder of Class B Common Stock is entitled to cast one vote per share of Class A Common Stock or Class B Common Stock held on each matter that properly comes before the Annual Meeting.  Holders of shares of Class A Common Stock and Class B Common Stock vote together as one class in all matters, except that matters that would adversely affect the rights and preferences of only one class must be separately approved by the holders of the adversely affected class.

▪
Quorum:   In order to conduct the Annual Meeting, the presence, in person or by proxy, of stockholders entitled to cast a majority of all the votes entitled to be cast at the Annual Meeting is required.  This is referred to as a quorum.  If you submit a properly executed proxy card or authorize a proxy by telephone or by Internet, you will be treated as present at the Annual Meeting for purposes of determining the presence of a quorum.  Proxy cards marked as abstaining and broker non-votes on any proposal to be acted on by stockholders will be treated as present at the Annual Meeting for purposes of determining the presence of a quorum.

▪
Proposals:   The vote of a plurality of all of the votes cast at a meeting at which a quorum is present is necessary for the election of directors.  For purposes of the election of directors, abstentions will not be counted as votes cast and will have no effect on the result of the vote.   The affirmative vote of a majority of all of the votes cast at a meeting at which a quorum is present is required to approve the 2010 Long Term Incentive Compensation Plan and to ratify the appointment of BDO Seidman, LLP.  For purposes of the vote on each of these two proposals, abstentions and broker non-votes will have the same effect as votes against the proposal.

Who will count and certify the votes?

Representatives of Broadridge Financial Solutions, Inc. and the inspector of elections (our  controller) will count the votes and certify the election results.  The results will be published in a current report on Form 8-K to be filed after the Annual Meeting.

What does it mean if I receive more than one proxy card?

It means you have multiple accounts registered with our transfer agent or with stock brokers or other nominees.  Please complete and provide your voting instructions for all proxy cards and vote instruction forms that you receive.

Will my shares be voted if I do not sign and return my proxy card?

Possibly. If your shares are held in street name and you do not instruct your broker or other nominee how to vote your shares, your broker or nominee may either use its discretion to vote your shares on “routine matters” including each of the proposals at this meeting or leave your shares unvoted.  For any “non-routine matters” considered at the meeting, your broker or other nominee would not be able to vote on such matters.  We encourage you to provide instructions to your nominee by completing the vote instruction form or proxy card that you have received.  This will ensure that your shares are voted at the Annual Meeting as you direct.

How can I change my vote?

You have the right to revoke your proxy at any time before the Annual Meeting.  If you are a holder of record, you may contact our corporate secretary and request that another proxy card be sent to you. Alternatively, you may use the Internet or the telephone to authorize a new proxy and revoke your old proxy, even if you previously mailed in a proxy card.  The latest-dated, properly completed proxy that you submit, whether through the Internet, by telephone or by mail will count as your vote.  Please note that if you submit a later proxy authorization by mail, your re-authorization will not be effective unless it is received by our corporate secretary prior to the start of the Annual Meeting.  If your shares are held in street name, you must contact your bank, broker or other nominee and follow their procedures for changing your vote instructions.

How can I attend the Annual Meeting?

Admission to the Annual Meeting is limited to stockholders who are entitled to vote or their authorized representatives.  If you are a holder of record and wish to attend the Annual Meeting, tear off the Admission Ticket attached to the top half of your proxy card and bring it and a photo ID with you to gain admission to the meeting.

If your shares are held in the name of a bank, broker or other nominee, and you wish to attend the Annual Meeting, you must bring other proof of ownership, such as an account statement, that clearly shows that you held Bimini Capital Management, Inc. common stock on the record date, or a legal proxy obtained from your bank, broker or other nominee.  You must also bring a photo ID.  Alternatively, you may obtain an admission ticket by sending your request and a copy of your proof of ownership to our corporate secretary at Bimini Capital Management, Inc., 3305 Flamingo Drive, Vero Beach, Florida 32963 provided that your request is received by the Company by Thursday, June 10, 2010.

No cameras, recording equipment, cell phones, electronic devices, large bags, backpacks, briefcases or packages will be permitted in the meeting room or adjacent areas.  All items will be subject to search.

Can I view or receive these materials electronically?

This Proxy Statement and our 2009 Annual Report are available online at www.biminicapital.com.  From the home page, select the “SEC Filings” tab to view or download the materials.

If you hold your shares in street name, you must contact your bank, broker or other nominee to consent to electronic delivery.  By choosing to access your proxy materials electronically in the future, you will save the company the cost of printing and mailing these documents to you and help conserve natural resources.

How do I obtain a copy of materials related to corporate governance?

Our Corporate Governance Guidelines, the charters of each standing committee of our Board of Directors, our Code of Business Conduct and Ethics, our Code of Ethics for Senior Financial Officers and other materials related to our corporate governance are published on the Corporate Governance section of our website at www.biminicapital.com.  In addition, this information is available in print to any stockholder who requests it by contacting our corporate secretary at Bimini Capital Management, Inc., 3305 Flamingo Drive, Vero Beach, Florida 32963.

Who are the proxy solicitors and what are the solicitation expenses?

Our Board of Directors is asking for your proxy and we will pay all of the costs of asking for stockholder proxies.  We can ask for proxies through the mail or personally by telephone or the Internet.  We may use directors, officers and regular employees of the Company to ask for proxies.  These people do not receive additional compensation for these services.  We will reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding solicitation material to the beneficial owners of the Company’s common stock held of record by them.  Broadridge Financial Solutions, Inc. assists us with certain administrative functions related to the distribution of the proxy, but is not acting as a solicitor.

How can I submit a proposal for consideration at the 2011 Annual Meeting?

To be considered for the 2011 Annual Meeting of Stockholders, stockholder proposals must be submitted in writing to our corporate secretary at Bimini Capital Management, Inc., 3305 Flamingo Drive, Vero Beach, Florida 32963.  No proposal can be included in our proxy statement for the 2011 Annual Meeting of Stockholders unless it is received by our corporate secretary no later than December 31, 2010 (120 days prior to April 30.  The proposal must also meet the other requirements of the rules of the Securities and Exchange Commission relating to stockholder proposals.

Any stockholder whose proposal is not included in our proxy statement relating to the 2011 Annual Meeting of Stockholders and who intends to present a matter for consideration at such meeting must give notice to our corporate secretary in accordance with Section 1.11 of our Amended and Restated Bylaws and such matter must otherwise be a proper matter for stockholder action.  For our 2011 Annual Meeting of Stockholders, any such notice must be received by our corporate secretary no later than April 15, 2011, and no earlier than March 16, 2011.

How can I recommend someone as a candidate for director?

A stockholder who wishes to recommend a candidate for director of the Company may write to Chair, Corporate Governance and Nominating Committee of the Board of Directors, c/o Corporate Secretary, Bimini Capital Management, Inc., 3305 Flamingo Drive, Vero Beach, Florida 32963.

To be effective for consideration at the 2011 Annual Meeting of Stockholders, the recommendation must be received by our corporate secretary no later than April 15, 2011, and no earlier than March 16, 2011 and must include information about the nominating stockholder and the nominee that is required to be included in a proxy statement under the rules of the Securities and Exchange Commission.

MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

PROPOSAL 1:  TO ELECT ONE CLASS I DIRECTOR TO SERVE UNTIL
THE 2013 ANNUAL MEETING OF STOCKHOLDERS AND
UNTIL HIS SUCCESSOR IS DULY ELECTED AND QUALIFIED.

One director is nominated for election as a Class I director to serve until the 2013 Annual Meeting of Stockholders and until his successor has been duly elected and qualified, or until his earlier retirement, death or resignation.  It is intended that the shares represented by each proxy for which no voting instructions have been given will be voted for the nominee for director set forth below who is an incumbent director, or for any substitute nominee designated by our Board of Directors in the event the nominee becomes unavailable for election.  The principal occupation of, and certain other information regarding, the Class I director nominee and our continuing directors, as of April 30, 2010, is set forth below.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
THE ELECTION OF THE CLASS I DIRECTOR NOMINEE.
_____________________

Class I Director Nominee — Term Expires in 2013
_____________________

FRANK E. JAUMOT, 53, has been a director of the Company since April 24, 2009.  He has been the Director of Accounting and Auditing for the certified public accounting firm of Ahearn, Jasco & Company, P.A. since 1991, and is a shareholder in that firm. From 1979 to 1991, Mr. Jaumot was associated with Deloitte & Touche LLP. Mr. Jaumot is a certified public accountant in Florida and Ohio and is a member of the American Institute of Certified Public Accountants and the Florida Institute of Certified Public Accountants.  He is also a member of the Board of Directors of MasTec, Inc. and PPOA Holding, Inc, and serves on the audit committees and the compensation committees for both.  Mr. Jaumot is also on the Board of Directors for Junior Achievement of South Florida, Inc., a not-for-profit entity.

_____________________

Continuing Class II Director — Term Expires in 2011
_____________________

ROBERT E. CAULEY, 51, has been a director of the Company since its inception in 2003.  He is currently Chairman of the Board and Chief Executive Officer of the Company and is one of the Company’s founders.  Prior to co-founding the Company, he was Vice President, Portfolio Manager at Federated Investment Management Company in Pittsburgh, Pennsylvania, where, from 1996 until September 2003, he served as a lead portfolio manager, co-manager, or assistant portfolio manager of $4.25 billion (base capital, unlevered amount) in mortgage and asset backed securities funds.  From 1994 to 1996, he was an associate at Lehman Brothers in the asset-backed structuring group.  From 1992 to 1994, he was a credit analyst in the highly levered firms group and the aerospace group at Barclay’s Bank.  Mr. Cauley has invested in, researched, or structured almost every type of mortgage-backed security.  Mr. Cauley, who is a CFA and a CPA, received his MBA in finance and economics from Carnegie Mellon University and his BA in accounting from California State University, Fullerton.  Mr. Cauley served in the United States Marine Corps for four years.

_____________________

 Class III Director — Term Expires in 2012
_____________________

ROBERT J. DWYER, 65, has been a director of the Company since June 2007.  He retired from Morgan Stanley Dean Witter in 1999 as Executive Vice President-National Sales Director, having served in that role from 1990 until his retirement. Prior to that, Mr. Dwyer was Director of Taxable Fixed Income for Morgan Stanley Dean Witter.  He currently serves on the Board of Directors of the Bank of New York Ivy Multi-Strategy Hedge Funds.

Mr. Dwyer has numerous charitable and civic interests.  He currently serves as Chairman of the Board of Trustees for Niagara University and is on the investment committee for the Vincentian Order.  He also is Chairman of the Dwyer Family Foundation, which supports a number of health and social programs.  Mr. Dwyer has also served as a member of the Board of Directors of MasTec, Inc. since October 2004.

_____________________

PROPOSAL 2:  TO APPROVE THE BIMINI CAPITAL MANAGEMENT, INC.
2010 LONG TERM INCENTIVE COMPENSATION PLAN.

Since 2004, the Company has had two incentive and bonus plans, the Bimini Capital Management, Inc. 2003 Long Term Incentive Compensation Plan (the “2003 Plan”) and the 2004 Bonus Compensation Plan (the “Bonus Plan”).  The purpose of these plans is to attract key employees, directors and consultants to the Company, induce key employees, directors and consultants to continue employment with, or service to, the Company, and to provide incentives to make the Company’s business more successful.

The Board of Directors believes the 2003 Plan has been effective in accomplishing its objectives.  The 2003 Plan is scheduled to expire in 2014, and as of April 15, 2010, there were approximately 448,647 shares available for grant under the 2003 Plan (but subject to the 2003 Plan limitation that the total grants cannot exceed 10% of the total outstanding shares).  The Company is therefore proposing the adoption of a new plan, the Bimini Capital Management, Inc. 2010 Long Term Incentive Compensation Plan (the “2010 Plan”).  The 2010 Plan is a long term incentive compensation plan containing terms that are similar to those in the 2003 Plan.  If the 2010 Plan is approved by stockholders, then no new awards will be granted  under the 2003 Plan.  If stockholders do not approve the 2010 Plan, then the 2003 plan will remain in effect and the 2010 plan will not be implemented.

No awards have been made under the Bonus Plan in recent years and the Board of Directors believes that the Bonus Plan has not been effective in accomplishing its objectives.  As a result, on April 1, 2010 the Board of Directors terminated the Bonus Plan.  At this time the Company does not intend to replace the Bonus Plan.

The proposed 2010 Plan is attached as Exhibit A to this proxy statement. The more significant features of the 2010 Plan are summarized below.  This summary is qualified in its entirety by reference to the full text of the 2010 Plan. To the extent there is a conflict between this summary and the 2010 Plan, the 2010 Plan shall govern. Capitalized terms not defined herein are used as defined in the 2010 Plan.

General

The Company is the sponsor of the 2010 Plan. The 2010 Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended.

Purpose

The purpose of the 2010 Plan is to attract key employees, directors and consultants to the Company and its subsidiaries and to induce key employees, directors and consultants to continue employment with, or service to, the Company and its subsidiaries, and to provide incentives to make the Company’s business more successful, whether directly or through its subsidiaries. In furtherance of those objectives, the 2010 Plan is designed to provide equity-based incentives to certain key employees, directors and consultants. Awards under the 2010 Plan may be made to key employees, directors and consultants in the form of Options, Restricted Stock, Phantom Shares, Dividend Equivalent Rights or Other Stock-Based Awards. The Company will consider awards pursuant to the 2010 Plan in light of its overall compensation philosophy and competitive conditions in the marketplace.

Duration

Awards may be granted under the 2010 Plan until the day before the 10th anniversary of the date on which it was adopted by the Board of Directors of the Company. However, the 2010 Plan may be terminated at any time prior to that date by the Board of Directors of the Company.

Administration

The 2010 Plan will be administered by the Compensation Committee of the Board of Directors (the “Committee”), which consists of two or more non-employee directors, each of whom is intended to be a non-employee director under Rule 16b-3 and an outside director under Section 162(m) of the Internal Revenue Code (the “Code”).  If and to the extent applicable, no member of the Committee may act as to matters under the 2010 Plan specifically relating to such member. If no Committee exists, the functions of the Committee will be exercised by the Company’s Board of Directors.

The Committee has the full authority to administer and interpret the 2010 Plan, to authorize the grant of awards, to determine the eligibility of key employees, directors or consultants to receive an award, and to determine the number of shares of Class A Common Stock to be covered by each award. The award agreement will contain other terms, provisions and conditions not inconsistent with the 2010 Plan, as determined by the Committee. The Committee may (subject to such considerations as may arise under Section 16 of the Exchange Act, or under other corporate, securities or tax laws) take any steps it deems appropriate, that are not inconsistent with the purposes and intent of the 2010 Plan, to establish performance-based criteria applicable to awards otherwise permitted to be granted under the 2010 Plan, and to take into account the provisions of Section 162(m) of the Code.

Eligibility and Types of Awards

Key employees, directors, officers and consultants of the Company and its subsidiaries are eligible to be granted Options, Restricted Stock, Phantom Shares, Dividend Equivalent Rights and Other Stock-Based Awards under the 2010 Plan. Eligibility for awards under the 2010 Plan is generally determined by the Committee.

Available Shares

Subject to adjustment upon certain corporate transactions or events, the total aggregate number of shares of the Company’s Class A Common Stock that may be issued pursuant to Awards granted under the 2010 Plan is 1,500,000 shares.  In addition, subject to adjustment upon certain corporate transactions or events, a participant may not receive awards for more than 750,000 shares of the Company’s Class A Common Stock during the term of the 2010 Plan.  In the event an option or other award granted under the 2010 Plan is forfeited or otherwise expires or terminates, the shares subject to any portion of such award will again become available for the issuance of additional awards.  Shares of the Company’s Class A Common Stock distributed under the 2010 Plan may be authorized but previously unissued shares or treasury shares. The Committee intends that no awards will be granted under the 2010 Plan to any person who, assuming exercise of all options and payment of all awards held by such person, would own or be deemed to own more than 9.8% of the outstanding Class A Common Stock of the Company.

Stock Options

The 2010 Plan authorizes the grant of both incentive stock options under Section 422 of the Code “Incentive Stock Options”) and options that are not subject to Section 422 of the Code.  The primary difference between the two types of options is that Incentive Stock Options may provide federal income tax advantages to the option holder.  See “Certain U.S. Federal Income Tax Consequences” below.  Other than as specifically set forth under the terms of the 2010 Plan, the terms of each option, including whether the option shall constitute an Incentive Stock Option, shall be determined by the Committee. Options granted under the 2010 Plan will be evidenced by award agreements containing provisions consistent with the terms of the 2010 Plan. The award agreement may specify the extent to which, and the period during which, an option may be exercised after termination of employment. Generally, an option cannot be exercised more than three months after a termination of employment (or other service) or more than one year after a termination on account of death, disability or retirement and then only to the extent it was exercisable at the time of termination.

The exercise price of an option shall be determined by the Committee and reflected in the applicable award agreement. The exercise price with respect to Options may not be lower than 100% of the shares’ fair market value on the date of grant, or 110% of the shares’ fair market value on the date of grant in the case of an Incentive Stock Option granted to an individual who owns, or is deemed to own, more than 10% of the total value of outstanding Company stock.  The aggregate fair market value (determined as of the date the option is granted) of the shares for which any Incentive Stock Options may first become exercisable during any calendar year (under the 2010 Plan or any other stock option plan required to be taken into account under Section 422(d) of the Code) may not exceed $100,000.

The term of each option will be specified in the award agreement, but the term cannot exceed 10 years from the date of grant (or five years in the case of an Incentive Stock Option granted to a 10% stockholder of the Company). The Committee shall determine the time or times at which an option may be exercised in whole or in part. Unless otherwise determined by the Committee at the time of grant, options will vest ratably in annual installments over a five-year period beginning on the date of grant. The Committee also shall determine the manner in which the option price may be paid (including, without limitation, by cash, loans or third-party sale programs, or by the tender of previously-owned shares).

Options granted under the 2010 Plan will not be transferable except by will or the laws of descent and distribution; provided, however, that the Committee may permit other transfers, where the Committee concludes that such transferability (i) does not result in accelerated U.S. federal income taxation, (ii) does not cause any option intended to be an Incentive Stock Option to fail to qualify as such, and (iii) is otherwise appropriate and desirable.

Restricted Stock

Restricted Stock is an award of common stock that is subject to restrictions (including, without limitation, limitations on transferability, the right to vote a share of restricted stock or the right to receive any dividend or other right or property) as the Committee shall determine. The restrictions may require the participant to complete a specified period of employment or service and may require the Company or a subsidiary to achieve goals or objectives based on one or more of the performance measures described below.  Restrictions on the shares shall lapse in accordance with the terms of the applicable award agreement, as determined by the Committee.  Unless otherwise provided in the applicable award agreement, upon a termination of employment or other service for cause or by the grantee for any reason, all shares of Restricted Stock still subject to restrictions shall be forfeited to the Company. Unless otherwise provided in the applicable award agreement, upon a termination of employment or other service on account of death, disability or retirement, or if the grantee has a termination of service by the Company for any reason other than cause, during the restriction period, then restrictions under the 2010 Plan will immediately lapse on all Restricted Stock held by the grantee.

Unless otherwise determined by the Committee, a participant’s title to Restricted Stock will be evidenced by a stock certificate, which will be held in custody by the Company until the restrictions have lapsed.  Each participant must deliver to the Company an executed stock power, endorsed in blank, relating to the stock subject to the award. If and when the restrictions lapse, the stock certificates will be delivered by the Company to the participant or his designee.

Subject to the other terms of the 2010 Plan, the Committee may provide a specified purchase price for the Restricted Stock, determine the restrictions applicable to Restricted Stock and determine or impose other conditions to the grant of Restricted Stock under the 2010 Plan as it may deem appropriate.

Phantom Shares

A Phantom Share represents the right to receive the fair market value of a share of the Company’s common stock or, if provided by the Committee, the right to receive the fair market value of a share of the Company’s common stock on the vesting date in excess of a base value established by the Committee at the time of grant (which cannot be less than the fair market value of a share on the date of grant).  Subject to the terms of the 2010 Plan, the Committee shall, in its discretion as reflected by the terms of the applicable award agreement, authorize the grant of Phantom Shares to key employees, directors and consultants and determine or impose other conditions to the grant of Phantom Shares under the 2010 Plan, as it may deem appropriate. Phantom Shares will vest as provided in the applicable award agreement and the vesting requirements may require the participant to complete a specified period of employment or service and may require the Company or a subsidiary to achieve goals or objectives based on one or more of the performance measures described below. Unless otherwise determined by the Committee at the time of the grant, Phantom Shares will be settled by the issuance of shares of common stock. Phantom Shares are settled with a single-sum payment after the Phantom Shares vest in accordance with the award agreement. Rights to payments with respect to Phantom Shares are generally not subject to alienation, transfer, assignment, pledge or garnishment.

Dividend Equivalent Right

A Dividend Equivalent Right award entitles the recipient, subject to the terms prescribed by the Committee (which may include completing a specified period of employment or service or the attainment of goals and objectives based on one or more of the performance measures described below) to receive (or have credited) the equivalent value (in cash or shares of common stock) of dividends declared on a specified number of shares of common stock. The Committee may provide that amounts payable with respect to Dividend Equivalent Rights shall be converted into cash or additional shares of the Company’s common stock. The Committee will establish all other limitations and conditions of awards of dividend equivalents.

Other Stock-Based Awards

The 2010 Plan authorizes the grant of Other Stock-Based Awards, i.e., other types of awards based upon the common stock of the Company, securities convertible into the Company’s common stock and stock appreciation rights.  Other Stock-Based Awards will be subject to terms and conditions established by the Committee.

Section 162(m) of the Code; Performance Measures

Section 162(m) of the Code provides that the Company generally cannot claim a federal income tax deduction of more than $1 million on account of compensation paid to each of its Chief Executive Officer or three other most highly compensated officers (other than the Company’s Chief Financial Officer).  Compensation that qualifies as “performance based compensation” under Section 162(m) of the Code is deductible without regard to this limitation.

The 2010 Plan is designed so that Options and certain Phantom Share awards, i.e., Phantom Share awards in which the benefit is limited to appreciation in the common stock after the date of grant, can qualify as performance based compensation under Section 162(m).  The 2010 Plan is also designed so that other Phantom Share awards, Restricted Stock and Other Stock-based Awards can qualify as performance-based compensation under Section 162(m).  Those Phantom Share awards, Restricted Stock and Other Stock-Based Awards can satisfy Section 162(m) if the vesting or payment under the award is conditioned upon meeting goals or objectives based on performance measures authorized under the 2010 Plan.

The performance measures authorized under the 2010 Plan, which may relate to the Company or a subsidiary, are:  (i) return on equity, (ii) total earnings, (iii) earnings growth, (iv) return on capital (treating the Company’s trust preferred debt as capital), (v) return on capital employed, (vi) the fair market value of the Company’s common stock, (vii) appreciation in the fair market value of the Company’s common stock, (viii) capital raised in the sale of common equity of the Company or a subsidiary, (ix) net interest margin, (x) comparison of common stock performance with market indices or peer groups, (xi) earnings per share, (xii) dividends per share, (xiii) income from continuing operations or core earnings, i.e., net interest income less direct operating expenses and general and administrative expenses but disregarding items specified by the Committee (e.g., items related to discontinued operations, extraordinary items, non-recurring items, the effects of changes in tax laws or regulations or changes in applicable accounting standards), (xiv) assets under management (with or without leverage limitations prescribed by the Committee), (xv) book value per share or growth in book value per share or (xvi) maintenance of book value per share.

In accordance with Section 162(m) of the Code and as stated above, the 2010 Plan provides that no participant can receive awards during the term of the 2010 Plan covering more than 750,000 shares of Class A Common Stock.

Special Rules Upon Reorganizations, Changes in Control, Etc.

If the Company is involved in a merger, consolidation, dissolution, liquidation, reorganization, exchange of shares, sale of substantially all of the assets or stock of the Company or a transaction similar thereto, or upon certain changes in capital structure and other similar events, the Committee will make correlative adjustments to outstanding awards and various 2010 Plan provisions (including, without limitation, the number and kind of shares available under the 2010 Plan and the per-individual grant limitation).

Without limiting the foregoing, upon a change in control of the Company (as defined in the 2010 Plan), the Committee may make such adjustments as it, in its discretion, determines are necessary or appropriate in light of the change in control, but only if the Committee determines that the adjustments do not have an adverse economic impact on the participants (as determined at the time of the adjustments).

Amendment and Termination

The Board of Directors may amend the 2010 Plan as it deems advisable, except that it may not amend the 2010 Plan in any way that would adversely affect a participant with respect to an award previously granted unless the amendment is required in order to comply with applicable laws. However, the Board of Directors may not amend the 2010 Plan without the approval of stockholders if approval is required by applicable law or the rules of any exchange.

2010 Plan Benefits

All awards under the 2010 Plan will be made at the discretion of the Committee.  Accordingly, the benefits or amounts that may be received by or allocated to participants under the 2010 Plan cannot be determined at this.

CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES

The following is a summary of certain expected U.S. federal income tax consequences under current law relating to awards under the 2010 Plan. This description is not intended to be complete in all respects and the consequences may vary depending on the personal tax circumstances of the participant.

Non-Qualified Stock Options

No income will be recognized by a participant at the time a non-qualified stock option i.e., an option that is not an Incentive Stock Option, is granted. Ordinary income will generally be recognized by a participant at the time a non-qualified stock option is exercised in an amount equal to the excess of the fair market value of the common stock on the exercise date over the exercise price. The Company will generally be entitled to a deduction for U.S. federal income tax purposes in the same amount as the ordinary income recognized by the option holder upon exercise of the non-qualified stock option. Gain or loss on a subsequent sale or other disposition of the shares acquired upon the exercise of a non-qualified stock option will be measured by the difference between the amount realized on the disposition and the tax basis of such shares, and will generally be long-term or short-term capital gain depending on the holding period involved. The tax basis of the shares acquired upon the exercise of any non-qualified stock option will be equal to the sum of the exercise price of the non-qualified stock option and the amount included in income with respect to the option.

Incentive Stock Options

In general, neither the grant nor the exercise of an Incentive Stock Option will result in taxable income to a participant or a deduction for the Company. To receive special tax treatment as an Incentive Stock Option under the Code, a participant must not dispose of the shares within two years after the Incentive Stock Option is granted nor within one year after the transfer of the shares to the option holder pursuant to exercise of the option. In addition, the option holder must be an employee of the Company or a subsidiary at all times between the date of grant and the date three months (or one year in the case of disability) before exercise of the option. (Special rules apply in the case of the death of the option holder.)  If the holding period is satisfied, any gain on the sale of shares of the Company’s common stock received upon the exercise of an Incentive Stock Option will be treated as a capital gain, but the Company will not be entitled to a tax deduction. The exercise of an Incentive Stock Option may affect the participant’s liability for alternative minimum tax.

If the holding period rules noted above are not satisfied, all or part of the gain recognized on the disposition of the shares acquired upon the exercise of an Incentive Stock Option will be characterized as ordinary income. The ordinary income generally will be equal to the difference between the exercise price and the fair market value of the shares at the time of exercise. (Special rules may apply to disqualifying dispositions where the amount realized is less than the value at exercise.) The Company will generally be entitled to a deduction equal to the amount of ordinary income recognized by participant. Any excess of the amount realized upon such disposition over the fair market value at exercise will generally be long-term or short-term capital gain depending on the holding period involved.

Restricted Stock

Unless a participant makes an "83(b) election" (as discussed below), a participant will recognize ordinary income on account of a restricted stock award on the first date that the restricted stock is no longer subject to a substantial risk of forfeiture or is transferable. Dividends paid on unvested shares will generally be treated as compensation income for U.S. federal income tax purposes (unless an 83(b) election has been made, as discussed below). Generally, when the restrictions are lifted, the participant will recognize ordinary income, and the Company will be entitled to a deduction, equal to the difference between the fair market value of the stock at that time and the amount, if any, paid for the restricted stock. Subsequently realized changes in the value of the stock generally will be treated as long-term or short-term capital gain or loss, depending on the length of time the shares are held prior to disposition of the shares. In general terms, if a participant makes an 83(b) election (under Section 83(b) of the Code) upon the award of restricted stock, the participant will recognize ordinary income on the date of the award of restricted stock, and the Company will be entitled to a deduction, equal to (i) the fair market value of the restricted stock on the date of grant, minus (ii) the amount, if any, paid for the restricted stock.  If an 83(b) election is made, there will generally be no tax consequences to the participant upon the lifting of restrictions, and all subsequent appreciation after the date of grant generally would be eligible for capital gains treatment.  In the event of a forfeiture after an 83(b) election is made, no deduction or loss will be available, other than with respect to amounts actually paid for the stock.

Phantom Shares

It is generally expected that phantom share awards will be designed so that there will be no tax consequences as a result of the granting of a phantom share until payment is made with respect to the phantom share. When payment is made, the participant generally would recognize ordinary income, and the Company would generally be entitled to a deduction, equal to the fair market value of the common stock and cash, as applicable, received upon payment.

Other Stock-Based Awards

A participant will recognize ordinary income on account of the transfer of common stock or other property under an Other Stock-Based Award on the first date that the shares or other property are no longer subject to a substantial risk of forfeiture or is transferable.  A participant who receives common stock or other property under an Other Stock-Based Award may elect to have the federal income tax consequences of the transfer determined as of the date of grant by making an 83(b) election as described above.  The amount of income recognized by a participant is equal to the (i) the fair market value of the common stock or other property on the applicable tax date minus (ii) the amount, if any, paid for the common stock or other property.  The Company will be entitled to a deduction equal to the amount of ordinary income recognized by the participant.

Other Stock-Based Awards that do not involve a transfer of common stock or other property generally will be designed so that there will be no tax consequences as a result of the granting of the award until payment is made.  When payment is made, the participant will recognize ordinary income, and the Company will be entitled to a deduction, equal to the amount paid pursuant to the other stock-based award.

Dividend Equivalents

There generally will be no tax consequences as a result of the award of a dividend equivalent. When payment is made, the holder of the dividend equivalent generally will recognize ordinary income, and the Company will be entitled to a deduction, equal to the amount received in respect of the dividend equivalent.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR
THE BIMINI CAPITAL MANAGEMENT, INC.
2010 LONG-TERM INCENTIVE COMPENSATION PLAN.
_____________________

PROPOSAL 3:  TO RATIFY THE SELECTION OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

Our Audit Committee has selected the accounting firm of BDO Seidman, LLP to serve as our independent registered public accounting firm for the year ending December 31, 2010, subject to ratification of this appointment by our shareholders.  Action by shareholders is not required by law in the appointment of an independent registered public accounting firm, but this appointment is submitted by the Board of Directors in order to give the shareholders a voice in the designation of auditors.  If the appointment is not ratified by the shareholders, the Board of Directors will reconsider its choice of BDO Seidman, LLP as our independent registered public accounting firm.  BDO Seidman, LLP has advised us that neither it nor any member thereof has any financial interest, direct or indirect, in our company or any of our subsidiaries in any capacity.  BDO Seidman, LLP has served as our independent registered public accounting firm since April 17, 2008 and audited our consolidated financial statements for the years ended December 31, 2008 and 2009.

The Company anticipates that a representative of BDO Seidman, LLP will be present at the annual meeting, will be given the opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.

THE BOARD RECOMMENDS A VOTE FOR
THE RATIFICATION OF THE SELECTION OF BDO SEIDMAN, LLP
AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

CORPORATE GOVERNANCE

Board Composition

The Company’s business, property and affairs are managed under the direction of the Board of Directors.  The Board is currently comprised of three directors divided into three classes, with one director representing each class. Terms of the classes are staggered, with one class standing for election each year.  The Board is elected by stockholders to oversee management of the Company in the long-term interests of all stockholders.

Director Independence

Pursuant to Item 407(a)(1)(ii) of Regulation S-K of the Securities and Exchange Commission, the Board is required to affirmatively determine and disclose the independence of each director, and nominee for election as a director, based on the director independence standards of a national securities exchange or an inter-dealer quotation system having certain director independence requirements notwithstanding that the Company is not currently listed on any such exchange and the Company’s securities are not currently quoted in any such inter-dealer quotation system.  The Board has determined to use the definition of “independent director” as set forth in the Marketplace Rules of The Nasdaq Stock Market, LLC.  Based on such definition, the Board has affirmatively determined that the following directors are “independent” within the meaning of Rule 5605(a)(2) of the Marketplace Rules and have no relationship with the Company which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director:

Robert J. Dwyer
Frank E. Jaumot

Notwithstanding the determination described above, the Board has determined that Mr. Jaumot is not “independent” under the stricter definition of that term that is contained in Rule 5605(c)(2) of the Marketplace Rules and Rule 10A-3(b)(1) of the Securities Exchange Act of 1934.  That stricter definition of “independent” is applied for purposes of service on the Company’s Audit Committee.  Services provided to the Company by Ahearn, Jasco & Company, P.A. cause Mr. Jaumot to not be “independent” for Audit Committee purposes.  In addition, the Board has determined that Robert E. Cauley is not “independent” for purposes of the Marketplace Rules because he is an officer and employee of the Company.

Board Meetings and Committees

The Board currently has three standing committees: the Audit Committee, the Compensation Committee and the Corporate Governance and Nominating Committee.  The charter of each Board committee is available on the Corporate Governance section of the Company’s website at www.biminicapital.com and will be made available in print to any stockholder upon written request delivered to our corporate secretary at Bimini Capital Management, Inc., 3305 Flamingo Drive, Vero Beach, Florida 32963.  The following table reflects the composition of each of the Board’s standing committees as of April 30, 2010:

Audit	Compensation	Corporate Governance and
Committee	Committee	Nominating Committee
Robert J. Dwyer*+	Robert J Dwyer*	Robert J. Dwyer*
	Frank E. Jaumot	Frank E. Jaumot

____________________
*	Current Committee Chair.
+	Audit Committee Financial Expert.

During 2009, the Board held 7 meetings, the Audit Committee held 5 meetings, the Corporate Governance and Nominating Committee held 2 meetings and the Compensation Committee held 2 meetings.  During 2009, no incumbent director attended fewer than 75% of the aggregate of the total number of meetings of the Board (held during the period for which such person was a director) and the total number of meetings held by all committees of the Board on which such person served (during the periods that such person served).   It is the Company’s policy for Board members to attend the Annual Meeting of the Stockholders.  In 2009, all three Board members attended the Annual Meeting of the Stockholders.

Audit Committee

The Audit Committee’s charter, which may be accessed on the Corporate Governance section of our website at www.biminicapital.com, describes the composition, purposes and responsibilities of the committee.  Among other things, the charter provides that the committee will be comprised of at least one director as appointed by the Board, whom shall meet the independence and audit committee composition requirements under applicable law and stock exchange listing standards as in effect from time to time and shall be free from any relationship that would interfere with the exercise of his or her independent judgment as a member of the Committee.

The functions of the committee are primarily to review with our independent registered public accounting firm their reports concerning audit findings related to the Company’s annual and quarterly financial statements, internal controls and procedures and disclosure controls and procedures.  The committee also appoints our independent registered public accounting firm and assists the Board in oversight of our compliance with legal and regulatory requirements related to financial reporting matters.

The Board has determined that the Chair of the committee, Mr. Robert J. Dwyer, is an “audit committee financial expert” within the meaning of the applicable rules and regulations of the Securities and Exchange Commission and an Independent Directors according to the Marketplace Rules of The Nasdaq Stock Market, LLC.

Service Fees Paid to the Independent Registered Public Accounting Firm

The Audit Committee has selected BDO Seidman, LLP as its independent registered public accounting firm for 2010 and such firm has audited the Company’s annual consolidated financial statements for 2008 and 2009.  The Company anticipates that representatives of BDO Seidman, LLP will be present at the Annual Meeting and, while they do not plan to make a statement (although they will have the opportunity to do so if they desire), they will be available to respond to appropriate questions from stockholders.

Fee Disclosure

The following table lists the fees for services rendered by BDO Seidman, LLP, our independent registered public accounting firm for the years ended December 31, 2009 and 2008:

Services	2009	2008
Audit Fees1	$425,000	$550,000
Audit Related Fees2	-	-
Tax Fees3	-	-
All Other Fees	-	-
Total	$425,000	$550,000

1	Fees related to the audit of the consolidated financial statements, consents, quarterly reviews, consultations concerning financial accounting and reporting standards arising during the audits.

2	Audit-related fees consist of Sarbanes Oxley compliance review and consultation.

3	Tax services consist of tax compliance and tax planning and advice.

Pre-Approval Policies and Procedures of our Audit Committee

Our Audit Committee must pre-approve, to the extent required by applicable law, all audit services and permissible non-audit services provided by our independent registered public accounting firm, except for any de minimis non-audit services. All of the fees reflected above were approved by our Audit Committee.

Transactions with Related Persons

Pursuant to its committee charter, the Audit Committee of the Board of Directors is responsible for reviewing and approving related person transactions.  Related person transactions include those transactions required to be disclosed by Item 404 of Regulation S-K under the Securities Exchange Act of 1934, as amended.  As the Company is currently a “smaller reporting company” within the meaning of Regulation S-K, Item 404 requires disclosure of any transaction, since the beginning of the Company’s fiscal year immediately preceding the Company’s last fiscal year, or any currently proposed transaction, in which the Company was or is to be a participant and the amount involved exceeds the lesser of $120,000 or one percent of the average of the Company’s total assets at year end for the last two completed fiscal years, and in which a related person had or will have a direct or indirect material interest.  The term “related person” is defined in Item 404 and includes the Company’s directors, nominees for director, executive officers and each of their respective immediate family members, as well as any person that beneficially owns more than 5% of any class of the Company’s voting stock and each such person’s immediate family members, where applicable.

In fulfilling its responsibility, the Audit Committee will review the relevant facts of each related person transaction or series of related transactions and either approve, ratify or disapprove such transaction or transactions.  The Audit Committee will take into account such factors as it deems necessary or appropriate in deciding whether to approve, ratify or disapprove any related person transaction, including any one or more of the following:

▪	The terms of the transaction;
▪	The benefits to the Company of the transaction;
▪	The availability of other sources for comparable products or services;
▪	The terms available to unrelated third parties or to employees generally; and
▪
The impact on a director’s independence in the event that such director is a party to the transaction or such director, an immediately family member of such director, or an entity in which such director is an executive officer or has a direct or indirect material interest is a party to the transaction.

No director may participate in any consideration or approval of a related person transaction with respect to which such director or any of such director’s immediate family members is the related person or has a direct or indirect material interest.  Related person transactions will only be approved if they are determined to be in, or not inconsistent with, the best interests of the Company and its stockholders.

On an annual basis, the Company solicits information from each of the Company’s directors and executive officers to identify related person transactions.  If a related person transaction that has not been previously approved or previously ratified is identified, the Audit Committee will promptly consider all of the relevant facts.  If the transaction is ongoing, the Audit Committee may ratify or request the rescission, amendment or termination of the related person transaction.  If the transaction has been completed, the Audit Committee may seek to rescind the transaction where appropriate and may recommend that the Board or the Company take appropriate disciplinary action where warranted.  In addition, the Audit Committee will generally review any ongoing related person transactions on an annual basis to determine whether to continue, modify or terminate such related person transactions.

Mr. Jaumot is the Director of Accounting and Auditing and a shareholder of the certified public accounting firm Ahearn, Jasco & Company, P.A.  Ahearn, Jasco & Company, P.A. has provided tax, accounting, and SEC consulting services to the Company since approximately 2003 and is expected to continue providing such services in the future.  Mr. Jaumot has been directly involved with services provided by Ahearn, Jasco & Company, P.A. to the Company.  During fiscal years 2008 and 2009, the Company paid Ahearn, Jasco & Company, P.A. approximately $103,000 and $112,000, respectively, and from January 1, 2010 through March 31, 2010, the Company has been billed approximately $43,400 for services performed in 2010.  The Audit Committee has reviewed the engagement of Ahearn, Jasco & Company, P.A. and Mr. Jaumot’s position on the Board of Directors, and determined that the engagement of Ahearn, Jasco & Company, P.A. is in the best interests of the Company.  The Audit Committee will annually review this engagement.

Compensation Committee

The Compensation Committee’s charter, which may be accessed on the Corporate Governance section of our website at www.biminicapital.com, describes the composition, purposes and responsibilities of the committee.  Among other things, the charter provides that the committee will be comprised of at least one director as appointed by the Board, each of whom shall meet the independence requirements under applicable law and stock exchange listing standards as in effect from time to time and shall be free from any relationship that would interfere with the exercise of his or her independent judgment as a member of the committee.  The Compensation Committee reviews and establishes or recommends to the Board the compensation and benefits of all of the Company’s executive officers, administers the Company’s incentive compensation plans and establishes and reviews general policies relating to compensation and benefits of the Company’s employees.  Recommendations regarding compensation of other non-executive officers are made by our Chief Executive Officer.

The Compensation Committee has the sole authority under its charter to select, retain and terminate a compensation consultant and to approve the consultant’s fees and other retention terms.  The Compensation Committee did not engage any compensation consultants during 2009.  Rather, the Compensation Committee reviewed certain publicly available information, as well as information provided by the Company.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee was at any time during 2009 an officer or employee of the Company or any of the Company’s direct or indirect subsidiaries nor is any such person a former officer of the Company or any of the Company’s direct or indirect subsidiaries.  In addition, no executive officer of the Company currently serves as a director or member of the compensation committee of any entity that has one or more executive officers serving as a director of the Company.

Corporate Governance and Nominating Committee

The Corporate Governance and Nominating Committee’s charter, which may be accessed on the Corporate Governance section of our website at www.biminicapital.com, describes the composition, purposes and responsibilities of the committee.  Among other things, the charter provides that the committee shall be comprised of at least one director as appointed by the Board, each of whom shall meet the independence requirements under applicable law and stock exchange listing standards as in effect from time to time and shall be free from any relationship that would interfere with the exercise of his or her independent judgment as a member of the committee.  The charter also provides that the committee shall be responsible to identify and recommend to the Board of Directors persons to be nominated by the Board to stand for election as directors at each Annual Meeting of Stockholders and persons to be elected by the Board to fill any vacancy or vacancies in its number.  The committee also recommends to the Board actions to be taken regarding the structure, organization and functioning of the Board, and the persons to serve as members of the standing committees of, and other committees appointed by, the Board.  The charter gives the committee the responsibility to develop and recommend corporate governance guidelines to the Board, and to recommend to the Board the process and criteria to be used in evaluating the performance of the Board and to oversee the evaluation of the Board.

In identifying potential candidates for Board membership, the Corporate Governance and Nominating Committee may consider candidates proposed by management, but is not required to do so.  The committee also relies on suggestions and recommendations from current directors and stockholders and does not distinguish nominees recommended by stockholders from other nominees.  A stockholder who wishes to recommend a candidate for director of the Company may write to Chair, Corporate Governance and Nominating Committee of the Board of Directors, in care of our corporate secretary at Bimini Capital Management, Inc., 3305 Flamingo Drive, Vero Beach, Florida 32963.

In evaluating candidates for members of the Board, the Corporate Governance and Nominating Committee has not established specific minimum qualification standards, but rather takes into consideration such factors as it deems appropriate.  These factors may include judgment, skill, diversity, experience with businesses and other organizations of comparable size, the interplay of the candidate’s experience with the experience of other Board members, and the extent to which the candidate would be a desirable addition to the Board and any committees of the Board.

Corporate Governance Guidelines

The Board has adopted Corporate Governance Guidelines.  These guidelines are revised from time to time to better address new or changing needs and regulatory requirements.  The Corporate Governance Guidelines may be accessed from the Corporate Governance section of our website at www.biminicapital.com, and will be made available in print to any stockholder upon written request delivered to our corporate secretary at Bimini Capital Management, Inc., 3305 Flamingo Drive, Vero Beach, Florida 32963.

Corporate Conduct and Ethics

The Company has adopted a Code of Business Conduct and Ethics that is applicable to all officers, directors and employees of the Company and its subsidiaries.  The Company has also adopted a Code of Ethics for Senior Financial Officers that is applicable to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions.  The Company’s Code of Business Conduct and Ethics and the Company’s Code of Ethics for Senior Financial Officers may be accessed from the Corporate Governance section of our website at www.biminicapital.com, and will be made available in print to any stockholder upon written request delivered to our corporate secretary at Bimini Capital Management, Inc., 3305 Flamingo Drive, Vero Beach, Florida 32963.  The Company intends to disclose any waivers from, or amendments to, our Code of Business Conduct and Ethics and our Code of Ethics for Senior Financial Officers required to be disclosed by applicable law or stock exchange listing standards by posting a description of such waiver or amendment on our website at www.biminicapital.com.

Stockholder Communications

Stockholders and other interested parties may communicate with any director, including the Chairman of the Board and the chairman of any committee of the Board or with the non-management directors as a group, by sending a letter to the attention of the appropriate person or persons (which may be marked as confidential) addressed in care of our corporate secretary at Bimini Capital Management, Inc., 3305 Flamingo Drive, Vero Beach, Florida 32963.  All communications received by our corporate secretary will be forwarded to the intended recipient(s).  Any such communications may be made anonymously.

AUDIT COMMITTEE REPORT

In connection with the preparation of the Company’s consolidated financial statements for the year ended December 31, 2009, the Audit Committee:

▪	Reviewed and discussed the Company’s audited consolidated financial statements with management;

▪
Discussed with the Company’s independent registered public accounting firm, BDO Seidman, LLP, the matters required by Statement on Auditing Standards (“SAS”) No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T; and

▪
Received the written independence disclosures from BDO Seidman, LLP required by Independence Standards Board Standard No. 1 (Independence Standards Board No. 1, Independence Discussions with Audit Committees), as adopted by the Public Company Accounting Oversight Board in Rule 3600T, and has discussed with BDO Seidman, LLP their independence.

Based upon these reviews and discussions, the Audit Committee recommended to the Board that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009, for filing with the Securities and Exchange Commission.

The Audit Committee:

Robert J. Dwyer (Chair)

Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that incorporate future filings, including this Proxy Statement, in whole or in part, the foregoing Audit Committee Report shall not be incorporated by reference into any such filings.

COMPENSATION OF DIRECTORS

Overview

Directors who are not also employees of the Company are paid compensation in exchange for their service as a director.  Director compensation is reviewed periodically by the Board to ensure such compensation is reasonable and appropriate.

Annual Retainer

During 2007, each of the Company’s non-employee directors were entitled to an annual retainer of $95,000. Effective as of the 2008 Annual Meeting, the annual retainer was reduced to $70,000.  Except for directors who own, through direct ownership or voting control, 50,000 shares or more of the Company’s Class A Common Stock, a minimum of one-half of the compensation paid to the Company’s non-employee directors is required to be paid in the form of shares of the Company’s Class A Common Stock. In addition, each of the Company’s non-employee directors may elect to receive all or a portion of the balance of their director compensation in the form of shares of the Company’s Class A Common Stock. Directors who are also employees of the Company are not separately compensated for their service as directors.

The Company has agreed to compensate Mr. Jaumot on a different basis than the other non-employee directors.  Mr. Jaumot will be compensated for his board service on an hourly basis using the standard hourly rate used in his CPA practice.  During 2009, Mr. Jaumot’s hourly rate was $345 per hour.  Mr. Jaumot’s current hourly rate is $365.

Additional Retainers

In addition to the annual retainer for each non-employee director, non-employee directors were entitled to the following additional retainers during 2009:

Nature of Retainer	Retainer Amount
Audit Committee Chair	$25,000
Corporate Governance and Nominating Committee Chair	$10,000
Compensation Committee Chair	$10,000

During 2009, Mr. Dwyer served as Chair of each of the Committees listed above.

The following table sets forth the compensation paid to non-employee directors during 2009:

Directors Compensation Table

Name	Fees Earned or Paid in Cash1	Stock Awards2	Option Awards	Non-Equity Incentive Plan Compensation	Non-Qualified Deferred Compensation Earnings	All Other Compensation	Total
Robert J. Dwyer	$	$115,000	$	$	$	$	$115,000
Frank E. Jaumot3	$	$34,052	$	$	$	$	$34,052

1
Except as described in note 3 below, during 2009 director fees included an annual retainer of $70,000 and additional committee chair retainers.  The chair of the Audit Committee received an additional annual retainer of $25,000, while the chairs of the Compensation Committee and the Corporate Governance and Nominating Committee each received an additional annual retainer of $10,000.  These retainer fees were paid quarterly and directors were entitled to elect to receive shares of the Company’s Class A Common Stock in lieu of all or any portion of their retainer fees that would otherwise be payable in cash.  In addition, except for directors who own, through direct ownership or voting control, 5,000 shares or more of the Company’s Class A Common Stock, a minimum of one-half of the compensation paid to the Company’s non-employee directors is paid in the form of shares of the Company’s Class A Common Stock.  Director’s fees are paid in advance on December 1, March 1, June 1, and September 1 of each year.

2
Amounts in this column represent the expense, rounded to the nearest dollar, recognized for financial statement purposes for the fiscal year ended December 31, 2009, in accordance with Statement of Financial Accounting Standards No. 123R (“FAS 123R”) of shares of the Company’s Class A Common Stock issued to directors in lieu of any retainer fees that would otherwise be payable in cash.  The grant date fair value of shares of the Company’s Class A Common Stock so issued during 2009 to each non-employee director is shown in the accompanying table below entitled “Stock Awards to Non-Employee Directors in Lieu of Cash Payments.”

3
Mr. Jaumot became a director on April 24, 2009.  Mr. Jaumot is compensated for his board service on an hourly basis using the standard hourly rate used in his CPA practice, which was $345 per hour during 2009.

Stock Awards to Non-Employee Directors in Lieu of Cash Payments

			Grant Date
		Number of	Fair Value of
Name	Grant Date	Shares	Stock Awards1	Total
Robert J. Dwyer	3/18/2009	71,875	$28,750	$115,000
	6/16/2009	20,536	28,750
	9/16/2009	13,691	28,750
	12/16/2009	9,914	28,750

Frank E. Jaumot	6/16/2009	8,527	$11,937	$34,052
	9/16/2009	4,091	8,591
	12/16/2009	4,664	13,524

1
Amounts in this column represent the grant date fair value computed in accordance with FASB ASC Topic 718 (column (c)) attributable to shares of the Company’s Class A Common Stock issued to directors in lieu of retainer fees that would otherwise be payable in cash.

COMPENSATION OF EXECUTIVE OFFICERS

Our executive officers are appointed by the Board of Directors and they serve at the Board’s discretion.  None of our executive officers or directors are related.  Set forth below is information about our current executive officers.

ROBERT E. CAULEY, 51, has been a director of the Company since its inception in 2003.  He is currently Chairman of the Board and Chief Executive Officer of the Company and is one of the Company’s founders.  Prior to co-founding the Company, he was Vice President, Portfolio Manager at Federated Investment Management Company in Pittsburgh, Pennsylvania, where, from 1996 until September 2003, he served as a lead portfolio manager, co-manager, or assistant portfolio manager of $4.25 billion (base capital, unlevered amount) in mortgage and asset backed securities funds.  From 1994 to 1996, he was an associate at Lehman Brothers in the asset-backed structuring group.  From 1992 to 1994, he was a credit analyst in the highly levered firms group and the aerospace group at Barclay’s Bank.  Mr. Cauley has invested in, researched, or structured almost every type of mortgage-backed security.  Mr. Cauley, who is a CFA and a CPA, received his MBA in finance and economics from Carnegie Mellon University and his BA in accounting from California State University, Fullerton.  Mr. Cauley served in the United States Marine Corps for four years.

G. HUNTER HAAS, IV, 33, serves as President, Chief Investment Officer, Chief Financial Officer and Treasurer for the Company.  Mr. Haas joined Bimini Capital Management, Inc. in April 2004 as Vice President and Head of Mortgage Research.  Prior to joining the Company, Mr. Haas worked at National City Mortgage Company from June 2002 to April 2004, most recently as Vice President of Risk Analytics in the Servicing Asset Risk Management Department.  While there, he specialized in researching the impact of mortgage prepayments on a $155 billion servicing portfolio.  Mr. Haas has presented his research at conferences to other fixed income and mortgage banking professionals.  He worked at Homeside Lending Inc. from December 2001 to May 2002, where he was a member of the Capital Markets Finance Group. Prior to December 2001, Hunter attended Oklahoma State University, where he received his MS in Economics.  While there he focused his graduate studies on econometrics, forecasting and statistical analysis.

The following table summarizes compensation awarded or paid during the Company’s last two fiscal years to Robert E. Cauley and G. Hunter Haas, IV as the Company’s principal executive officer and principal financial officer, respectively.  Mr. Cauley and Mr. Haas constitute all of the Company’s executive officers and are referred to as the Company’s named executive officers.

Summary Compensation Table

							Nonqualified
						Non-Equity	Deferred
				Stock	Option	Incentive Plan	Compensation	All Other
Name	Year	Salary1	Bonus2	Awards3	Awards	Compensation	Earnings	Compensation4	Total
Robert E. Cauley	2009	400,000	200,000	75,000				76,544	751,544
	2008	400,000	88,800	-				22,960	511,760
G. Hunter Haas, IV	2009	400,000	100,000	75,000				70,208	645,208
	2008	200,004	227,500	29,900				11,605	469,009
____________________

1	Effective January 1, 2010, the annual salaries of Mr. Cauley was increased to $525,000.

2
On December 18, 2009, the Compensation Committee awarded cash bonuses to Messrs. Cauley and Haas in respect of 2009 service to the Company in the amounts of $200,000 and $100,000, respectively.  These amounts were paid in December, 2009.  On February 6, 2008, the Compensation Committee awarded a cash bonus to Mr. Cauley in respect of 2007 service to the Company in the amount of $88,800. This amount was paid in February, 2008.

3
Does not reflect amounts actually received as compensation, but represents the grant date fair value computed in accordance with FASB ASC Topic 718. On June 16, 2009, the Compensation Committee granted 50,000 phantom shares to each of Mr. Cauley and Mr. Haas.  All such phantom shares have dividend equivalent rights and vest on June 14, 2014.  On January 2, 2008, the Compensation Committee granted 11,500 phantom shares to Mr. Haas.

4
Amounts in this column consist of payments made with respect reimbursement  of certain  life, health, disability, accidental death and dental insurance premiums (exclusive of any tax gross-up payments) in excess of the percentage of such premiums paid by the Company for salaried employees generally;  matching contributions under the Company’s 401(k) savings plan; and the aggregate dollar value of dividends paid on phantom shares that were not vested on the applicable dividend date, the value of which were not included in the grant date fair value for such shares.

Neither Mr. Cauley nor Mr. Haas has an employment agreement with the Company.  However, Mr. Cauley and Mr. Haas have entered into agreements with the Company which provide for certain payments upon the termination of their employment.  Such agreements are described in detail below under “Potential Payments Upon Termination or a Change of Control.”

Outstanding Equity Awards at Fiscal Year-End

The following sets forth all outstanding equity awards held by the executive officers as of December 31, 2009.

	Option Awards					Stock Awards
			Equity						Equity Incentive
			Incentive					Equity Incentive	Plan Awards:
			Plan Awards:				Market	Plan Awards:	Market or
	Number of	Number of	Number of			Number of	Value of	Number of	Payout
	Securities	Securities	Securities			Shares	Shares or	Unearned	Value of
	Underlying	Underlying	Underlying			or Units of	Units of	Shares, Units or	Unearned
	Unexercised	Unexercised	Unexercised	Option		Stock That	Stock That	Other Rights	Shares, Units or
	Options	Options	Unearned	Exercise	Option	Have	Have	That Have Not	Other Rights
	(#)	(#)	Options	Price	Expiration	Not Vested	Not Vested	Vested	Not Vested
Name	Exercisable	Unexercisable	(#)	($)	Date	(#)1	($)2	(#)	($)
Robert E. Cauley	—	—	—	—	—	50,000	$120,000	—	—
G. Hunter Haas, IV						50,000	$120,000
____________________

1
Amounts in this column represent the number of shares of the Company’s Class A Common Stock that are issuable upon vesting of phantom shares that were granted under the Company’s 2003 Long-Term Incentive Compensation Plan and that remain unvested as of December 31, 2009.  These phantom shares are subject to certain vesting requirements and forfeiture provisions prior to vesting, but are not subject to any performance-based vesting criteria.  The 50,000 phantom shares held by Mr. Cauley and 50,000 phantom shares held by Mr. Haas shall vest on June 14, 2014.  . Hunter and Bob have no other unvested shares.

2
Market value is based on the $2.40 closing price of the Company’s Class A Common Stock on December 31, 2009, and assumes that the time-based vesting criteria of all phantom shares unvested as of December 31, 2009, will be satisfied.

Executive Retirement Benefits

The Company does not maintain any tax-qualified or nonqualified defined benefit pension plans, supplemental executive retirement plans or nonqualified deferred compensation plans in which any of the named executive officers participate.  The Company does maintain a tax qualified defined contribution plan in which Messrs. Cauley and Haas participate.  Under these defined contribution plans, Messrs. Cauley and Haas received certain matching contributions as set forth in the Summary Compensation table above.

POTENTIAL PAYMENTS UPON TERMINATION OR A CHANGE OF CONTROL

Mr. Cauley and Mr. Haas entered severance agreements with the Company on December 18, 2008.  Those agreements were replaced by new agreements entered into on June 30, 2009.  Mr. Cauley’s agreement and Mr. Haas’ agreement contain substantially the same terms and conditions.  The term of each new agreement expires June 30, 2012, but is automatically extended by additional twelve month periods each July 1 unless the Company provides notice otherwise or in the event of a change of control during the term of the agreement.

The qualitative and quantitative information below reflects the amount of compensation payable to Mr. Cauley and Mr. Haas under their respective agreements with the Company in the event of termination of such executive’s employment under several different circumstances.  Amounts disclosed assume that such termination is effective as of December 31, 2009, and thus include amounts earned through such time and are estimates of the amounts that would have been payable to the executives had their employment terminated effective December 31, 2009.  The actual amounts, if any, to be paid out under the executive’s respective agreement can only be determined at the time of such executive’s separation from the Company.  Upon expiration of these agreements, the termination payment provisions contained in the agreements, as described below, will automatically terminate and will have no further force or effect.

Potential Payments and Benefits upon Termination without Cause or for Good Reason

Under the agreements, if the Company terminates an executive’s employment without “cause,” or an executive terminates his employment for “good reason,” or an executive’s employment terminates due to death or disability, then the executive will be entitled to receive the following payments and benefits from the Company, subject to the terms and conditions of the severance agreements:

•	Payment of any accrued but unpaid salary from the Company through the date that employment terminates;
•	Payment of any bonus that has been approved by the Compensation Committee of the Board but which remains unpaid as of termination of employment;
•
Reimbursement for any expenses that the executive incurred on behalf of the Company prior to termination of employment to the extent that such expenses are reimbursable under the Company’s standard reimbursement policies;

•	Payment for the cost of continued health plan coverage for the executive and his qualified beneficiaries through the term of the agreement;
•	Payment for any benefits or payments that the executive is entitled to receive under any employee benefit plans or other arrangements or agreements that cover executive;
•	Nonvested phantom shares or restricted stock, stock options and other stock-based awards will become automatically vested on the date of the executive’s termination of employment;
•	Indemnification if certain liabilities are incurred by the executive pursuant to Internal Revenue Code Section 4999; and
•	A severance benefit equal to the amount described in either (i) or (ii) below, as applicable:

(i)
If the Company terminates the executive’s employment without Cause within six months before or after a change of control or the executive resigns from the Company within six months after a change of control with Good Reason, the executive will receive a severance benefit equal to three times his “current cash compensation,” which shall be equal to one year of the executive’s annual base salary from the Company as in effect on the date the executive’s employment terminates and the average of the annual cash bonuses, excluding extraordinary bonuses, paid to the executive for the Company’s two fiscal years ending before the date the executive’s employment with the Company terminates; or

(ii)
If the executive’s employment terminates but the requirements specified in (i) above are not satisfied, the severance benefit payable is equal to the executive’s current cash compensation multiplied by the quotient of (a) the number of days remaining in the term of the agreement and (b) 365.

Had the employment of Mr. Cauley or Mr. Haas been terminated effective as of December 31, 2009, without Cause or for Good Reason, the severance payment would have been $1,633,200 or $1,360,254 for Mr. Cauley, depending on whether subpart (i) or (ii) applied, and $1,691,250 or $1,408,603 for Mr. Haas, depending on whether subpart (i) or (ii) applied.  In addition, the fair market value as of December 31, 2009, of unvested equity-based awards (the vesting of which would have been accelerated under such circumstances) would have been $120,000 and $120,000, respectively, for Mr. Cauley and Mr. Haas.

OTHER INFORMATION

Security Ownership of Certain Beneficial Owners

As of the close of business on April 30, 2010, there were 10,099,530 shares of the Company’s common stock issued and outstanding, consisting of 10,035,654 shares of Class A Common Stock, 31,938 shares of Class B Common Stock and 31,938 shares of Class C Common Stock.  Set forth below is certain information concerning beneficial owners, other than the Company’s directors or executive officers, of more than five percent of the Company’s outstanding common stock as of December 31, 2009.  (The figures in the table and footnote below give effect to the one-for-ten reverse stock split effective as of March 12, 2010, however, they do not give effect to the January 19, 2010 stock dividend because the Schedule 13G/A described below presents information as of December 31, 2009 prior to the payment of such dividend.)

Amount and
Nature of
Title of	Name and	Beneficial		Percent of
Class	Address of Beneficial Owner	Ownership		Class
Class A	Security Investors, LLC
Common	One Security Benefit Place
Stock	Topeka, KS 66636-0001	208,690	1	7.59%	1
____________________

1
Based solely on a Schedule 13G/A filed with the Securities and Exchange Commission on February 12, 2010, Security Investors, LLC (“Security Investors”) reported aggregate beneficial ownership of 208,690 shares of the Company’s Class A Common Stock outstanding as of December 31, 2009. Security Investors reported that it possessed sole voting and dispositive power over 208,690 shares of Class A Common Stock. Security Investors also reported that it did not possess shared voting or shared dispositive power over any shares beneficially owned.

Security Ownership of Management and Directors

Set forth below is information known to the Company regarding the beneficial ownership of the Company’s Class A Common Stock and Class B Common Stock as of April 30, 2010, by each of the Company’s directors, director nominees and named executive officers, as well as the beneficial ownership of the Company’s common stock by all directors, director nominees and named executive officers as a group. Each person’s beneficial ownership includes:

▪	all shares the person actually owns (of record or beneficially);
▪	all shares over which the person has or shares voting or dispositive control (such as in the capacity as a general partner of an investment fund); and
▪	all shares the person has the right to acquire within 60 days after April 30, 2010 (such as upon vesting of outstanding phantom shares that are scheduled to vest within such period).

	Name of		Amount and Nature of	Percent of
Title of Class	Beneficial Owner		Beneficial Ownership	Class
Class A
Common Stock
	Robert E. Cauley	1	215,910	2.15%
	G. Hunter Haas, IV		136,499	1.36%
	Robert J. Dwyer		496,932	4.95%
	Frank E. Jaumot	2	157,516	1.57%

	All Directors and Executive Officers
	as a Group		1,006,857	10.03%

1
Includes 189,457 shares directly owned by Mr. Cauley, 12,345 shares held in an IRA account for the benefit of Mr. Cauley, 3,527 shares held in an account for the benefit of Sherry J. Cauley, Mr. Cauley’s wife, and 10,581 shares held in custodial accounts for Mr. Cauley’s children.

2
Includes 143,219 shares directly owned by Mr. Jaumot, 7,853 shares held in an IRA account for the benefit of Mr. Jaumot, and 6,444 shares held in an IRA account for the benefit of Janet M. Jaumot, Mr. Jaumot’s wife.

	Name of	Amount and Nature of	Percent of
Title of Class	Beneficial Owner	Beneficial Ownership	Class
Class B
Common Stock
	Robert E. Cauley	11,179	35.0%
	All Directors and Executive Officers
	as a Group	11,179	35.0%

Section 16(a) Beneficial Ownership Reporting Compliance

The Company’s directors and executive officers are required to file reports of initial ownership and changes in ownership of the Company’s securities with the Securities and Exchange Commission.  To the Company’s knowledge, based solely on a review of copies of such reports filed with the Securities and Exchange Commission and written representations that no other reports were required, the required filings of all such directors and executive officers were filed timely.

2009 Annual Report

The Company’s 2009 Annual Report is being mailed to stockholders concurrently with this Proxy Statement.  The 2009 Annual Report, however, is not part of the proxy solicitation material.  A copy of the Company’s Annual Report on Form 10-K as filed with the Securities and Exchange Commission, which includes the Company’s consolidated financial statements for the year ended December 31, 2009, is contained in the 2009 Annual Report and is available on the Company’s website at www.biminicapital.com.  You may obtain additional copies of our Annual Report on Form 10-K free of charge by directing your request in writing to our corporate secretary at Bimini Capital Management, Inc., 3305 Flamingo Drive, Vero Beach, Florida 32963.

Important Notice Regarding Delivery of Stockholder Documents

In accordance with a notice sent to certain street name stockholders of the Company’s voting stock who share a single address, only one copy of this Proxy Statement and the Annual Report is being sent to that address unless we received contrary instructions from any stockholder at that address.  This practice, known as “householding,” is designed to reduce the Company’s printing and postage costs.  However, if any stockholder residing at such an address wishes to receive a separate copy of this Proxy Statement or the Annual Report, he, she or it may contact the Company at 3305 Flamingo Drive, Vero Beach, Florida 32963, (772) 231-1400, and the Company will deliver those documents to such stockholder promptly upon receiving the request.  Any such stockholder may also contact the Company at the contact information provided above if he, she or it would like to receive separate proxy statements and annual reports in the future.  If you are receiving multiple copies of the Annual Report and Proxy Statement, you may also request householding in the future by contacting the Company’s corporate secretary.

Other Matters; Adjournments

So far as is known, no matters other than those described herein are expected to come before the 2010 Annual Meeting of Stockholders.  It is intended, however, that the proxies solicited hereby will be voted on any other matters which may properly come before the meeting, or any adjournment or postponement thereof, in the discretion of the person or persons voting such proxies unless the stockholder has indicated on the Proxy Card that the shares represented thereby are not to be voted on such other matters.  Adjournments may be made for the purpose of, among other things, soliciting additional proxies.  Any adjournment may be made from time to time by approval of the holders of a majority of the shares present in person or by proxy at the Annual Meeting (whether or not a quorum exists) without further notice other than by an announcement made at the Annual Meeting.  If the Annual Meeting is adjourned or postponed for any reason, all proxies will be voted at the reconvened Annual Meeting in the same manner as such proxies would have been voted at the original convening of the Annual Meeting (except for proxies that have, at that time, effectively been revoked or withdrawn).  The Company does not currently intend to seek an adjournment of the Annual Meeting.

Vero Beach, Florida April 30, 2010